Exhibit 10.18
English Translation
(T-0232)
Lease Agreement on Tong Fu Kang Plant Building
(Building D, Shenzhen)
Party A: Shenzhen Tong Fu Kang Industry Development Co., Ltd
Address: Tong Fu Kang, Shui Tian Industry Park, Shi Yan Town, Bao An District, Shenzhen City.
Party B: Viasystems Chang Yuan EMS ( Shenzhen) Co., Ltd (now Viasystems EMS (Shenzhen) Co., Ltd
Address: No. 59, Tai Zi Road, She Kou Industry Park, Shenzhen.
This Lease Agreement is made by and between Shenzhen Tong Fu Kang Industry Development Co., Ltd (“Party A”) and Viasystems Chang Yuan EMS (Shenzhen) Co., Ltd (“Party B”) in accordance with relevant laws and regulations and based on principle of equality and reciprocity. Both parties agreed on terms and conditions of the lease as follows
General Terms
1.	Whereas, Party A agrees to lease the building of 10,147 m2 (with 8,397 m [2] of and 1,750 m [2] of its vice building) referred as Building D, Tong Fu Kang, Shui Tian Industry Park, Shi Yan Town (the “Property”) ) for Party B’s use.

2.	Party B shall possess and exercise use rights of the Property provided by Party A and set forth in Section 1.

Rights and Responsibilities
3.	Party A’s Rights and Responsibilities

3.1	Party A shall be responsible for going through the approval procedures on Property Lease Permit and make the Property, water and electricity to be available to Party B on time in accordance with agreed terms and conditions.

3.2	Party A is entitled to guide that Party B legitimate business operations and guide the Property from damages and infringement by third parties.

3.3	Party A is entitled to payment in accordance with agreed terms and conditions.

3.4	Party A shall assist Party B in approval procedure on investment.

4.	Party B’s Rights and Responsibilities

4.1	Party B shall legally operate business during lease term in accordance with relevant laws and regulations.

4.2	During the leases term, Party A shall be responsible for repair defect of the Property; Party B shall be responsible for repair if the Property is damaged by Party B.

4.3	Pay security deposit and rental in accordance with agreed terms.

4.4	Shall not change usage of the Property and shall not sublease the Property without consent of Party A.

4.5	In case it needs decoration or renovation to the Property, Party B shall consult with Party A or shall not damage main structure of the Property.

Party A is entitled to claim damages if Party B fails consultation with Party A.
Lease Term
5.	The term of this Lease is ten years from April, 2003 to March 31, 2013 (“Lease Term”).

6.	Party B shall return Party A the Property upon expiration of the Lease and shall be responsible for restore of the original state if the Property is damaged by Party B. Party B has the right to remove the movables invested by it and Party A shall assist in proper removal.
Rental and Payment
7.	The rental rate of the Property for first two years of lease term is: RMB10/ m2 per month; from the third year (April 1, 2005) the rental rate is RMB11/ m2 per month; from the sixth year ( April 1, 2009) the rental rate shall be confirmed by both parties through consultation based on market price rate.

8.	Party B shall pay Rental monthly. Party A shall issue payment notice with valid invoice before 5 each month and Party B shall make payment before 10 of each month. Party B shall pay past-due rate if the payment becomes delinquent. Past-due Fine = Delay Days X Monthly Rental X 0.1%. In case Party B fails to make payment for consecutive three months, Party A may collect payment and early terminate the Lease without refunding the Security Deposit.

9.	Party B shall turn in Security Deposit RMB100, 000 to Party A within five days from execution of this Lease Agreement. Security Deposit shall be refunded without interest upon expiration of the Lease Term.

10.	Party A shall make the Property available to Party B for decoration before January 31, 2003 and shall deliver the Property and all facilities to Party B for use by March 31, 2003. Party A shall pay 0.1% of monthly rental for each day as liquidated damages if it delays in delivery. It shall be deemed as non-performance of Lease Agreement if it delays delivery more than 15 days.
Miscellaneous
11.	Party A shall be responsible for installation of one elevator in accordance with Party B’s design; Party B may install another one elevator by itself depending on its need. Party B may sell the elevator to Party A at the price assessed by authorities in case the two Parties do not renew the Lease Agreement upon expiration of the Lease Term.

12.	Party A shall be responsible for installation of power utility of 400KVA at its own expenses and make it available to Party B before April 1, 2003.

13.	Party A shall make water supply available before April 1, 2003 without charge on water capacity expansion.

14.	Payment of Collective Management Fee: It shall be free of charge on management fee in first three years, from the forth year ( April 1, 2006) Party B shall pay Collective Management Fee at price rate of RMB0.3/m2/month with facility maintenance fees, sanitary fees, landscape fees and security fees included.
Amendment, Termination of Lease Agreement and Dispute Resolution
15.	In case any party intends to early terminate this Lease Agreement or make any amendment, the Party shall notify the other party with 60 days prior written notice. This Lease Agreement shall be terminated upon consensus with written agreement through consultation between both parties. This Lease Agreement shall continue to be valid and binding before any new written agreement is concluded.
16.	Each Party shall reply the other party in writing within 15 days upon receipt of written notice on early termination or amendment to this Lease Agreement. It shall be deemed as consent if the receiving party fails to reply on time in such period.

17.	During the Lease Term, either party may terminate this Lease Agreement or make amendment upon consensus of both parties through consultation when this Lease Agreement can not be continuously performed due to policy change or Force Majeure.

18.	Any dispute arising out of execution of this Lease Agreement shall be settled through consultation, or either party may submit dispute to Shenzhen Arbitration Committee for arbitration.

19.	Either party may require renewal or non-renewal of this agreement within three months prior to expiration of the Lease Term and the terms and conditions shall be negotiated by both parties. Party B has right of first refusal to the Lease and is entitled preferred rental rate and priority over other lessees under similar terms and conditions of the Lease. Upon expiration of this Lease Agreement, Party B shall own the assets and properties belonging to Party B, Party A shall own those assets belonging to its own. Party A shall own the fixture decoration without paying Party B any compensation.

Liabilities on Breach of Lease Agreement
20.	Any Party’s failure to perform any terms of this Lease Agreement shall constitute breach of contract and the Breaching Party shall pay the other party liquidated damages equivalent to 50% of annual rental amount.

21.	In case any party fails to perform or non-perform any terms of this agreement and causes economic losses to other party exceeding the liquidated damages stipulated in Section 20, such default party shall be responsible for compensation of losses and damages to the other party to cover the deficiency.

22.	After the default party makes payment of liquidated damages and compensations, this Lease Agreement shall be continuously performed if the other party has no discrepancy.

23.	Any compensation and liquidated damages shall be paid within 10 days after the liability is identified, or shall be regarded as delinquent in payment.
Execution of Agreement and Others
24.	This Agreement shall be made in four copies and executed after it’s signed and stamped with company chop by both parties. Any agreement which is inconsistent with this Agreement shall be automatically invalid. Each Party shall hold two copies of originals of the Lease Agreement with same legal effect.

25.	Any matter which is not stipulated in this agreement shall be settled by both parties through consultation.
Signature and Company Chop
Party A: Shenzhen Tong Fu Kang Industry Development Co., Ltd.

Representative:
Date: June 15, 2002
Party B: Viasystems Chang Yuan EMS (Shenzhen ) Co., Ltd.
Representative:
Date: June 8, 2002
This Agreement is signed on ShiYan, Bao An, Shenzhen City.
Supplementary Agreement
Party A: Shenzhen Tong Fu Kang Industry Development Co., Ltd.
Party B: Viasystems EMS (Shenzhen) Co., Ltd.
According to provision of Section 1 of Lease Agreement on Tong Fu Kang Plant Building entered in June, 2002, Build-up Acreage shall be calculated in accordance with acreage of Building D and its vice building. Based on calculation to the Building D and its vice building made by Party A and Party B, the results are as follows: acreage of Building D is 8,451 m2 and the vice building is 1,777 m2, total acreage is 10,228 m2.
Signature and Company Chop
Party A: Shenzhen Tong Fu Kang Industry Development Co., Ltd.
Representative:
Date: April 17, 2003.
Party B: Viasystems EMS (Shenzhen) Co., Ltd.
Representative:
Date: May 6, 2003.